Exhibit 99.(a)(iii)

                      AUDIOVOX CORPORATION
        Offer To Exchange Each $1,000 Principal Amount Of
   6 1/4% Convertible Subordinated Debentures Due March 15, 2001
        Into 165 Shares Of Class A Common Stock

                      CUSIP NO. 050757-AB-9

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 19, 1996, UNLESS EXTENDED (THE "EXPIRATION DATE"). EXCHANGES OF 6 1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE MARCH 15, 2001 MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                                                 October 18, 1996

TO BROKERS, DEALERS, COMMERCIAL BANKS,
TRUST COMPANIES AND OTHER NOMINEES:

     We are enclosing herewith the material listed below relating to the offer (the "Exchange Offer") by Audiovox Corporation (the "Company") to exchange each $1,000 principal amount of the Company's 6 1/4% Convertible Subordinated Debentures due March 15, 2001 (the "Convertible Debentures") into 165 shares of the Company's Class A Common Stock, par value $.01 per share ("Class A Common Stock"). Consummation of the Exchange Offer is subject to, among other things, satisfaction of the conditions set forth in the Offering Circular referred to below under the heading "The Exchange Offer -- Conditions to the Exchange Offer."

     We are asking you to contact your clients for whom you hold Convertible Debentures registered in your name or in the name of your nominee. In addition, we are asking you to contact your clients who, to your knowledge, hold Convertible Debentures registered in their own name.

     Enclosed for your information and use are copies of the following documents:

          1.   The Company's Offering Circular dated October
     18, 1996 (as the same may be further amended or supplemented from time to time, the "Offering
     Circular");

          2. A BLUE Letter of Transmittal for your use in connection with the tender of Convertible Debentures and for the information of your clients;

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          3.   A YELLOW form of letter that may be sent to
     your clients for whose accounts you hold Convertible Debentures registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer;

          4.   A GREEN form of Notice of Guaranteed
     Delivery;

          5.   Guidelines for Certification of Taxpayer
     Identification Number on Substitute Form W-9; and

          6.   A return envelope addressed to the Exchange
     Agent.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 19, 1996, UNLESS EXTENDED (THE "EXPIRATION DATE"). CONVERTIBLE DEBENTURES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE OFFERING CIRCULAR, AT ANY TIME PRIOR TO THE EXPIRATION DATE.

     In all cases, Class A Common Stock will be issued for Convertible Debentures accepted for exchange pursuant to the Exchange Offer only after timely receipt by the Exchange Agent of such Convertible Debentures (or confirmation of, or an Agent's Message with respect to, book-entry transfer of such Securities into the Exchange Agent's account at one of the Book-Entry Transfer Facilities (as defined in the Offering Circular)), of a Letter of Transmittal (or facsimile thereof), properly completed and validly executed, and any other required documents.

     If holders of Convertible Debentures wish to tender, but it is impracticable for them to forward their Convertible Debentures or other required documents prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures described in the Offering Circular under the heading "The Exchange Offer -- Procedures for Tendering -- Guaranteed Delivery."

     Procedures for tendering Convertible Debentures are set forth in the Offering Circular under the caption "The Exchange Offer -- Procedures for Tendering." Holders of Convertible Debentures who wish to exchange their Securities must use either the Letter of Transmittal distributed with the Offering Circular (the "Letter of Transmittal") or a facsimile or electronic copy thereof or an electronic agreement to comply with the terms thereof. In addition, holders of Convertible Debentures who are following the procedures for guaranteed delivery set forth in the Offering Circular must use the Notice of Guaranteed Delivery distributed with the Offering Circular.

     The Company will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders of Securities pursuant to the Offering Circular. However, the Company will reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay or cause to be paid any transfer taxes payable with respect to the transfer of Convertible Debentures to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange
Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, Continental Stock
Transfer & Trust Company, the Exchange Agent, at its address and telephone number set forth on the back cover page of the Offering
Circular.

                                   Very truly yours,



                                   Audiovox Corporation

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY, THE EXCHANGE AGENT, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.